UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2016

Hines Global REIT, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 20, 2016, Hines Global REIT 100/140 Fourth Ave LLC (the “Seller”), a wholly-owned subsidiary of Hines Global REIT Properties LP, which is a subsidiary of Hines Global REIT, Inc. (“Hines Global” or the “Company”) sold Komo Plaza to GI TC Seattle, LLC (the “Purchaser”) for a net sale price of $276.0 million in aggregate, exclusive of transaction costs and closing prorations. Komo Plaza is a mixed-use two-building complex located in Seattle, Washington. The Purchaser is not affiliated with Hines Global or its affiliates.

Hines Global acquired Komo Plaza in December 2011 for a net purchase price of $160.0 million, excluding transaction costs and working capital reserves.

Item 7.01 Regulation FD Disclosure

On December 27, 2016, Hines Global issued a press release announcing the close of the sale of Komo Plaza. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K and is filed herewith and incorporated herein by reference:

Hines Global REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016
Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2016 and the Year Ended December 31, 2015
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(d) Exhibits

99.1 Press Release, dated December 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES GLOBAL REIT, INC.

December 27, 2016	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer

Hines Global REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements

On December 20, 2016, Hines Global REIT 100/140 Fourth Ave LLC, a wholly-owned subsidiary of Hines Global REIT Properties LP, which is a subsidiary of Hines Global REIT, Inc. (“Hines Global” or the “Company”) sold Komo Plaza, a mixed-use two-building complex located in Seattle, Washington, to GI TC Seattle, LLC (the “Purchaser”). The sales price for Komo Plaza was approximately $276.0 million in aggregate, exclusive of transaction costs and closing prorations. The Purchaser is not affiliated with Hines Global or its affiliates.

The following unaudited pro forma condensed consolidated financial information gives effect to the disposition of Komo Plaza, including the receipt of proceeds from the sale.  In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

Hines Global REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2016
(In thousands)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet is presented assuming the disposition of Komo Plaza had occurred as of September 30, 2016. This unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with our unaudited Pro Forma Condensed Consolidated Statements of Operations appearing herein and our historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2016.  This unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been had we completed this transaction on September 30, 2016, nor does it purport to represent our future financial position.

	As of September 30, 2016 (a)	Adjustments for Komo Plaza (c)		Pro Forma
ASSETS
Investment property, at cost:
Buildings and improvements, net	$2,515,743	$(102,116)		$2,413,627
Land	697,060	(19,560)		677,500
Total investment property	3,212,803	(121,676)		3,091,127

Investments in unconsolidated entities	24	—		24
Cash and cash equivalents	119,373	265,212	(b)	384,585
Restricted cash	21,057	—		21,057
Derivative instruments	23	—		23
Tenant and other receivables, net	115,772	(3,897)		111,875
Intangible lease assets, net	556,236	(14,659)		541,577
Deferred leasing costs, net	122,600	(1,466)		121,134
Deferred financing costs, net	2,692	—		2,692
Real estate loans receivable, net	32,991	—		32,991
Other assets	15,719	(238)		15,481
TOTAL ASSETS	$4,199,290	$123,276		$4,322,566

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$109,873	$(1,133)		$108,740
Due to affiliates	14,284	(33)		14,251
Intangible lease liabilities, net	86,649	(2,937)		83,712
Other liabilities	39,524	(409)		39,115
Distributions payable	20,393	—		20,393
Notes payable, net	2,483,424	—		2,483,424
Total liabilities	2,754,147	(4,512)		2,749,635

Commitments and contingencies	—	—		—

Equity:
Preferred shares	—	—		—
Common shares	276	—		276
Additional paid-in capital	2,497,454	—		2,497,454
Accumulated distributions in excess of earnings	(926,668)	127,788		(798,880)
Accumulated other comprehensive income (loss)	(171,114)	—		(171,114)
Total stockholders’ equity	1,399,948	127,788		1,527,736
Noncontrolling interests	45,195	—		45,195
Total equity	1,445,143	127,788		1,572,931
TOTAL LIABILITIES AND EQUITY	$4,199,290	$123,276		$4,322,566

See notes to unaudited pro forma condensed consolidated financial statements.

Hines Global REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2016
(In thousands, except per share amounts)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations is presented assuming the disposition of Komo Plaza had occurred as of January 1, 2015.  This unaudited Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with our unaudited Pro Forma Condensed Consolidated Balance Sheet and our historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2016. This unaudited Pro Forma Condensed Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been had we completed this transaction on January 1, 2015, nor does it purport to represent our future operations.

	Nine Months Ended September 30, 2016 (a)	Adjustments for Komo Plaza (b)	Pro Forma
Revenues:
Rental revenue	$332,965	$(15,036)	$317,929
Other revenue	29,421	(3,213)	26,208
Total revenues	362,386	(18,249)	344,137
Expenses:
Property operating expenses	68,467	(5,385)	63,082
Real property taxes	37,729	(960)	36,769
Property management fees	7,238	(705)	6,533
Depreciation and amortization	133,819	(4,140)	129,679
Acquisition related expenses	263	—	263
Asset management and acquisition fees	27,473	—	27,473
General and administrative expenses	8,775	—	8,775
Total expenses	283,764	(11,190)	272,574
Income (loss) before other income (expenses) and benefit (provision) for income taxes	78,622	(7,059)	71,563
Other income (expenses):
Gain (loss) on derivative instruments	(708)	—	(708)
Equity in earnings (losses) of unconsolidated entity	7,528	—	7,528
Gain (loss) on sale of real estate investments	—	—	—
Foreign currency gains (losses)	(3,798)		(3,798)
Interest expense	(48,727)	—	(48,727)
Other income (expenses)	78	(6)	72
Income (loss) before benefit (provision) for income taxes	32,995	(7,065)	25,930
Benefit (provision) for income taxes	(5,004)	—	(5,004)
Net income (loss)	$27,991	$(7,065)	$20,926
Income (loss) per common share	$0.10		$0.08
Weighted average number common shares outstanding	275,539		275,539

See notes to unaudited pro forma condensed consolidated financial statements.

Hines Global REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2015
(In thousands, except per share amounts)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations is presented assuming the disposition of Komo Plaza had occurred as of January 1, 2015.  This unaudited Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with our unaudited Pro Forma Condensed Consolidated Balance Sheet and our historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2015.  This unaudited Pro Forma Condensed Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been had we completed this transaction on January 1, 2015, nor does it purport to represent our future operations.

	Year Ended December 31, 2015 (a)	Adjustments for Komo Plaza (b)	Pro Forma
Revenues:
Rental revenue	$441,709	$(20,058)	$421,651
Other revenue	35,164	(4,305)	30,859
Total revenues	476,873	(24,363)	452,510
Expenses:
Property operating expenses	91,902	(7,323)	84,579
Real property taxes	47,431	(1,462)	45,969
Property management fees	10,337	(888)	9,449
Depreciation and amortization	186,965	(5,557)	181,408
Acquisition related expense	10,472	—	10,472
Asset management and acquisition fees	44,522	—	44,522
General and administrative expenses	8,597	—	8,597
Total expenses	400,226	(15,230)	384,996
Income (loss) before other income (expenses) and benefit (provision) for income taxes	76,647	(9,133)	67,514
Other income (expenses):			—
Gain (loss) on derivative instruments	562	—	562
Gain (loss) on sale of real estate investments	14,684	—	14,684
Foreign currency gains (losses)	(21,468)		(21,468)
Interest expense	(71,288)	—	(71,288)
Interest income	427	(2)	425
Income (loss) before benefit (provision) for income taxes	(436)	(9,135)	(9,571)
Benefit (provision) for income taxes	(4,518)	—	(4,518)
Net income (loss)	$(4,954)	$(9,135)	$(14,089)
Income (loss) per common share	$(0.02)		$(0.05)
Weighted average number common shares outstanding	272,773		272,773

See notes to unaudited pro forma condensed consolidated financial statements.

Hines Global REIT, Inc.
Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016

a.	Reflects the Company’s historical condensed consolidated balance sheet as of September 30, 2016.

b.	Reflects the proceeds received from the sale of Komo Plaza less any cash on hand at Komo Plaza as of September 30, 2016.

c.	Reflects the Company’s disposition of Komo Plaza. Amounts represent the adjustments necessary to remove the assets and liabilities associated with Komo Plaza.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2016

a.	Reflects the Company’s historical condensed consolidated statement of operations for the nine months ended September 30, 2016.

b.
Reflects the Company’s disposition of Komo Plaza. Amounts represent the adjustments necessary to remove the historical revenues and expenses of Komo Plaza, including property operating expenses, property taxes, management fees, depreciation and amortization, and other income associated with Komo Plaza. Such adjustments exclude the effect of the gain on sale, as this represents a non-recurring transaction.

 Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2015

a.	Reflects the Company’s historical condensed consolidated statement of operations for the year ended December 31, 2015.

b.
Reflects the Company’s disposition of Komo Plaza. Amounts represent the adjustments necessary to remove the historical revenues and expenses of Komo Plaza, including property operating expenses, property taxes, management fees, depreciation and amortization, and interest income associated with Komo Plaza. Such adjustments exclude the effect of the gain on sale, as this represents a non-recurring transaction.

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated December 27, 2016